Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FOURTH QUARTER OF FISCAL 2011

Fremont, CA, May 3, 2011 – Telecommunications equipment maker Network Equipment Technologies, Inc. (“NET”, NASDAQ:NWK) today reported its results for the fiscal fourth quarter and year ended March 25, 2011.

Total revenue in the fourth quarter was $12.5 million, down 10% from the prior quarter, and down 34% from the fourth quarter of fiscal 2010.  The decline is primarily attributable to NET’s Federal business, which continues to be affected by delays in approval of the federal defense budget and softness in the North American market.

Net loss was $6.9 million or $0.23 per share, compared to net loss of $7.8 million or $0.26 per share in the prior quarter and net loss of $3.1 million or $0.11 per share in the fourth quarter of the prior year.

For the entire fiscal year, revenue was down 19% over the prior year to $60.1 million.  Net loss in the fiscal year was $26.3 million or $0.88 per share, compared to net loss of $17.8 million or $0.61 per share in fiscal 2010.

On a non-GAAP basis, net loss in the fourth quarter was $5.4 million or $0.18 per share, compared to net loss of $5.9 million or $0.20 per share in the prior quarter, and net loss of $1.8 million or $0.06 per share in the fourth quarter of fiscal 2010.  Non-GAAP loss adjusts for non-cash compensation, restructure charges, gains from the early extinguishment of debt, and other significant non-recurring items, including separation charges for former executives.

Cash, restricted cash, and investment balances were $61.4 million at the end of the fourth quarter, down $5.8 million from the end of the prior quarter and down $19.6 million from the end of the prior year.

“Our fiscal year 2011 financial performance was obviously disappointing. Our government business was hurt by the current budget gridlock, and our enterprise customers are in varying stages of deployment,” said President and CEO C. Nicholas Keating, Jr. “Today, our enterprise customer base is expanding, with large enterprises driving the adoption of unified communications solutions.  I believe we’re well-positioned to capitalize on the opportunities before us, with technical expertise among the best in the industry; strong references from large recognizable enterprise customers; and a global network of partners, resellers and  local support teams to help ensure that our customers are successful in their implementations.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. Please dial (800) 510-0178 or (617) 614-3450 and provide conference ID# 94637452 to access the call. The conference call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on May 10, 2011; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 95222196.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

Network Equipment Technologies, Inc. (NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 14 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.  For more information on NET, please visit the company’s website at www.net.com.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.  Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include stock-based compensation. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains forward-looking statements, including statements about market opportunities and other statements relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to develop and commercialize new products and product enhancements, our ability to form and maintain relationships with other technology providers and with systems integrators and resellers, achieving broad market acceptance for our products, challenges of managing inventory and production of products, certifications for new and existing products, compliance with export controls and other government regulations, federal government budget matters and procurement decisions, and the timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	March 25, 2011	March 26, 2010	March 25, 2011	March 26, 2010
Revenue:
Product	$8,628	$15,307	$45,909	$58,142
Service and other	3,887	3,593	14,238	16,352
Total revenue	12,515	18,900	60,147	74,494
Costs of revenue:
Cost of product revenue	5,306	6,467	24,396	27,934
Cost of service and other revenue	2,172	3,042	11,000	13,958
Total cost of revenue	7,478	9,509	35,396	41,892
Gross margin	5,037	9,391	24,751	32,602
Operating expenses:
Sales and marketing	4,506	4,959	19,582	19,647
Research and development	4,755	4,768	19,212	19,229
General and administrative	2,365	2,656	10,514	11,824
Restructure and other costs (recoveries)	(16)	—	281	17
Total operating expenses	11,610	12,383	49,589	50,717
Loss from operations	(6,573)	(2,992)	(24,838)	(18,115)
Other income (expense), net	(9)	132	(2)	546
Interest (expense) income, net	(397)	(258)	(1,327)	(757)
Gain on extinguishment of debt	—	—	—	555
Loss before taxes	(6,979)	(3,118)	(26,167)	(17,771)
Income tax provision (benefit)	(107)	29	131	72
Net loss	$(6,872)	$(3,147)	$(26,298)	$(17,843)

Per share amounts
Net loss:
Basic and diluted	$(0.23)	$(0.11)	$(0.88)	$(0.61)

Common and common equivalent shares:
Basic and diluted	30,178	29,395	29,924	29,178

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 25, 2011 (unaudited)	March 26, 2010 (1)
Current assets:
Cash and investments	$59,227	$80,461
Restricted cash	2,192	554
Accounts receivable, net	8,701	13,468
Inventories	4,660	4,377
Prepaid expenses and other assets	5,860	7,961
Total current assets	80,640	106,821

Property and equipment, net	4,435	5,155
Other assets	4,296	5,710
Total assets	$89,371	$117,686
Liabilities and Stockholders’ Equity
Accounts payable	$5,496	$7,987
Other current liabilities	10,262	13,230
Total current liabilities	15,758	21,217

Long-term liabilities	1,234	2,161
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	38,175	60,104
Total liabilities and stockholders’ equity	$89,371	$117,686

(1) Derived from audited consolidated financial statements as of March 26, 2010.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET LOSS RECONCILIATION
(Unaudited – in thousands, except per share data)

	Quarter Ended		Fiscal Year Ended
	March 25, 2011	March 26, 2010	March 25, 2011	March 26, 2010

GAAP net loss	$(6,872)	$(3,147)	$(26,298)	$(17,843)
Stock based compensation expense:
Cost of product revenue	118	98	461	366
Cost of service and other revenue	110	91	390	366
Sales and marketing	409	372	1,679	1,680
Research and development	499	428	2,064	1,636
General and administrative	310	335	1,356	1,741
Restructure related:
General and administrative, accretion of discount on future cash flows from subleases	20	41	114	196
Sales and marketing, severance	—	—	—	490
General and administrative, severance	—	—	—	516
Restructure and other:
Other, primarily severance	(16)	—	281	17
Gain on early extinguishment of debt	—	—	—	(555)
Non-GAAP net loss	$(5,422)	$(1,782)	$(19,953)	$(11,390)
Non-GAAP net loss per share data:
Basic and diluted	$(0.18)	$(0.06)	$(0.67)	$(0.39)
Common and common equivalent shares:
Basic and diluted	30,178	29,395	29,924	29,178